Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3/A No. 333-273395) of Gyre Therapeutics, Inc.,

(2)	Registration Statement (Form S-3 No. 333-283237) of Gyre Therapeutics, Inc.,

(3)	Registration Statement (Form S-3 No. 333-296957) of Gyre Therapeutics, Inc.,

(4)	Registration Statement (Form S-8 No. 333-206523) of Gyre Therapeutics, Inc.,

(5)	Registration Statement (Form S-8 No. 333-206526) of Gyre Therapeutics, Inc.,

(6)	Registration Statement (Form S-8 No. 333-212345) of Gyre Therapeutics, Inc.,

(7)	Registration Statement (Form S-8 No. 333-219301) of Gyre Therapeutics, Inc.,

(8)	Registration Statement (Form S-8 No. 333-225902) of Gyre Therapeutics, Inc.,

(9)	Registration Statement (Form S-8 No. 333-239712) of Gyre Therapeutics, Inc.,

(10)	Registration Statement (Form S-8 No. 333-264027) of Gyre Therapeutics, Inc.,

(11)	Registration Statement (Form S-8 No. 333-275222) of Gyre Therapeutics, Inc.,

(12)	Registration Statement (Form S-8 No. 333-278291) of Gyre Therapeutics, Inc.,

(13)	Registration Statement (Form S-8 No. 333-285954) of Gyre Therapeutics, Inc., and

(14)	Registration Statement (Form S-8 No. 333-296657) of Gyre Therapeutics, Inc.

of our report dated July 15, 2026, with respect to the consolidated financial statements of Cullgen Inc. included in this Form 8-K/A of Gyre Therapeutics, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

July 15, 2026